UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2018

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2018, RLI Corp. (the “Company”) entered into a Shareholder Agreement (the “Shareholder Agreement”) with Walter F. Hester III, individually and in his capacity as the Trustee of the Walter F. Hester III Revocable Trust dated August 24, 2017 (“Hester”), in connection with the Company’s investment interest in Maui Jim, Inc., an Illinois corporation (“Maui Jim”).  Hester and the Company are the largest shareholders of Maui Jim.

The Shareholder Agreement sets forth certain arrangements between the parties with respect to the Maui Jim board of directors and other governance matters.  Pursuant to the Shareholder Agreement, the parties will vote their shares of Maui Jim capital stock in favor of a board of directors of not less than seven directors, with four directors designated by Hester and the remainder designated by the Company.  If the number of directors is increased above seven, a majority of the directors will be designated by Hester with the remaining directors to be designated by the Company.

Also pursuant to the Shareholder Agreement, each party has agreed to consult with each other regarding any future potential sale of Maui Jim.  The Company has also agreed to consent to and cooperate with any future potential sale of Maui Jim if approved by Hester, subject to customary exceptions.  In such case, the Company would take appropriate steps to sell its interest in Maui Jim along with Hester.  The Shareholder Agreement also provides each party with customary tag-along rights with respect to the possible transfer of another party’s Maui Jim capital stock.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Shareholders Agreement, dated August 15, 2018, by and among RLI Corp., Walter F. Hester III, individually and in his capacity as the Trustee of the Walter F. Hester III Revocable Trust dated August 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pril
RLI CORP.

Date: August 21, 2018	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer